UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2023

Bionano Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38613	26-1756290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 11, 2023, Bionano Genomics, Inc. (the “Company,” “we,” “us,” and “our”) entered into a securities purchase agreement (the “Purchase Agreement”) with High Trail Special Situations LLC (the “Purchaser”) pursuant to which the Company agreed to issue and sell, (i) in a registered offering by the Company directly to the Purchaser (the “Offering”) (a) $45.0 million aggregate principal amount of senior secured convertible notes due 2025 (the “Registered Notes”) initially convertible by the Purchaser into 15,713,663 shares of the Company’s common stock and (b) warrants to purchase up to 21,660,650 shares of the Company’s common stock (the “Registered Warrants”), and (ii) in a concurrent private placement (the “Private Placement”), $35.0 million aggregate principal amount of senior secured convertible notes due 2025 initially convertible by the Purchaser into 12,221,738 shares of the Company’s common stock (the “Private Placement Notes” and together with the Registered Notes, the “Notes”). Pursuant to the Purchase Agreement, the Company also granted the Purchaser an option to purchase up to an additional $25.0 million aggregate principal amount of Private Placement Notes initially convertible into 8,729,813 shares of the Company’s common stock (the “Subsequently Purchased Notes”) and warrants (the “Private Placement Warrants” and together with the Registered Warrants, the “Warrants”) to purchase up to 6,768,953 shares of the Company’s common stock in a subsequent private placement on the same terms as the Notes and the Registered Warrants (any such subsequent private placement, a “Subsequent Private Placement”).  The Offering and Private Placement are expected to close on October 13, 2023, subject to customary closing conditions.

The Company estimates that the net proceeds from the sale of the Notes and the Registered Warrants will be approximately $75.6 million, after deducting the estimated Offering and Private Placement expenses payable by the Company and the fee of the Placement Agents (as defined below) in connection with the closing of the Offering and the Private Placement (the “Initial Closing”). Following the Initial Closing, the Company plans to use such net proceeds and the net proceeds from any Subsequent Private Placement, together with its existing cash and cash equivalents and available-for-sale securities, for working capital and general corporate purposes, including research and development expenses and capital expenditure. The Purchaser will be entitled to certain registration rights with respect to the Private Placement Notes and the Private Placement Warrants. The Purchase Agreement provides that for 30 calendar days after the effectiveness of the resale registration statement registering the Private Placement Notes, the Private Placement Warrants and the shares issuable upon conversion or exercise, as applicable, thereof, neither the Company nor any of its subsidiaries may directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or register or amend any outstanding registration statements or file any shelf registration statements or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security, subject to limited exceptions, including without limitation, sales pursuant to an “at-the-market” sales program (an “ATM Sales Program”).

So long as the Notes are outstanding, the Purchase Agreement provides that the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or any of its subsidiaries’ equity, equity-linked, equity equivalent securities or securities convertible into or exercisable for equity (excluding offerings of common stock issued pursuant to an equity line of credit or through an ATM Sales Program (other than an issuance through an ATM Sales Program in which a single investor or group of related investors purchase in excess of $3,000,000 of common stock)) unless the Company offers certain participation rights to the holders of the Notes as set forth in the Securities Purchase Agreement, subject to limited exceptions.

In addition, so long as any Notes remain outstanding, the Purchase Agreement provides that the Company and each of its subsidiaries may not effect or enter into any “Variable Rate Transaction.” “Variable Rate Transaction” is generally defined to mean a transaction involving the issuance of convertible securities with a conversion price, exercise price or exchange rate or other price that is based on trading prices of the Company’s common stock or varies based on changes in the trading price of the Company’s common stock or is subject to being reset at a future date upon the occurrence of specified or contingent events (not including customary structural adjustments). Sales of our common stock pursuant to an approved equity line of credit or an ATM Sales Program will not be considered Variable Rate Transactions.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, conditions to closing, termination provisions and indemnification obligations.

The offering of the Registered Notes and Registered Warrants is being made pursuant to an effective shelf registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2023 and declared effective by the SEC on May 10, 2023 (File No. 333-270459), including the prospectus supplement, dated October 11, 2023, filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Private Placement Notes to be issued in the Private Placement have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction in the United States, and may not be offered, pledged, sold, delivered or otherwise transferred, directly or indirectly, in the United States except pursuant to registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and, in each case, in compliance with other applicable securities laws.

A copy of the Purchase Agreement is included in this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the terms of the Purchase Agreement in this report are qualified in its entirety by reference to Exhibit 10.1.

Placement Agent Agreement

Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated acted as co-lead placement agents. BTIG, LLC acted as placement agent (collectively, the “Placement Agents”) for the Offering and the Private Placement. On October 11, 2023, the Company entered into a placement agent agreement (the “Placement Agent Agreement”) with the Placement Agents pursuant to which the Company agreed to pay the Placement Agents a cash fee equal (i) $2.7 million and (ii) for any Subsequent Private Placement, 6.0% of the gross proceeds from the sale of the Subsequently Purchased Notes and Private Placement Warrants in such Subsequent Private Placement. The Placement Agent Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations.

Senior Secured Convertible Notes

The Notes will not bear regular interest and will mature on September 1, 2025 (the “Maturity Date”), unless earlier repurchased, redeemed or converted. The Notes will be sold at an issue price of 100% of their principal amount, and when the Company repays principal of the Notes at maturity pursuant to the terms of the Notes, it will be required to pay 115% of the principal amount repaid (the “Repayment Price”). Holders of the Notes will have the option to partially redeem a portion of the principal amount of the Notes on the first day of each month beginning on November 1, 2023 (a “Partial Redemption Date”), at the Repayment Price. On the earlier to occur of (i) the date that no principal amount remains outstanding or (ii) the Maturity Date, the Company will be required to pay by wire transfer of immediately available funds a fee to the holders of the Notes equal to the product of (x) with respect to the Registered Notes, (a) $2,812,500 multiplied by (b) a fraction, whose numerator is an amount equal to $45,000,000 less the aggregate principal amount of such Registered Notes converted into shares of the Company’s common stock, and whose denominator is $45,000,000; (y) with respect to the Private Placement Notes, (a) $2,187,500 multiplied by (b) a fraction, whose numerator is an amount equal to $35,000,000 less the aggregate principal amount of such Private Placement Notes converted into shares of the Company’s common stock, and whose denominator is $35,000,000; and (z) with respect to any Subsequently Purchased Notes, (a) an amount equal to 6.25% of the initial principal amount of such Subsequently Purchased Notes multiplied by (b) a fraction, whose numerator is an amount equal to the initial principal amount of such Subsequently Purchased Notes less the aggregate principal amount of such Subsequently Purchased Notes converted into shares of the Company’s common stock, and whose denominator is an amount equal to the initial principal amount of such Subsequently Purchased Notes. $35,000,000 of the aggregate purchase price of the Notes will be deposited into a bank account subject to a “holder directed” account control agreement that does not provide the Company or its subsidiaries access to the amounts in such account and only permits funds to be released from such account not more than once per calendar month upon the satisfaction of certain funding conditions specified in the Notes.

Holders of the Notes will be permitted to convert their Notes into shares of the Company’s common stock at any time prior to the close of business on the second scheduled trading day (or, if earlier, the standard settlement period for the primary eligible exchange (measured in terms of trading volume for the Company’s common stock) on which the common stock is traded) immediately before the Maturity Date. The initial conversion rate for the Notes will be 349.1925 shares of the Company’s common stock per $1,000 principal amount of Notes, equivalent to an initial conversion price of approximately $2.8638 per share of the Company’s common stock. The conversion rate will be subject to customary anti-dilution adjustments and adjustments for certain corporate events. Subject to certain conditions, at the Company’s option, the Company can require conversion of all, but not less than all, the Notes if the last reported sale price of its common stock exceeds 175% of the conversion price for at least 20 VWAP trading days (as defined in the Notes) in any 30 consecutive trading day period.

Subject to terms, conditions and certain exceptions set forth in the Notes, the Company will have the right to redeem all (but not less than all) of the then outstanding principal amount of the Notes for a cash redemption price equal to the greater of (A) 120% of the outstanding principal amount of the Notes, plus accrued and unpaid interest; and (B) the sum of (i) 120% of the product of (a) the applicable conversion rate; (b) the total then outstanding principal amount (expressed in thousands) of the Notes; and (c) the highest daily volume weighted average price (“VWAP”) per share of the Company’s common stock during the period beginning on, and including, the fifth VWAP trading day prior to the date that the redemption notice is delivered and ending on, and including, the VWAP trading day immediately preceding the redemption date; and (ii) the accrued and unpaid interest on the Notes.

Holders of the Notes may require the Company to repurchase the Notes upon a fundamental change (as defined in the Notes) for a cash amount equal to the greater of (A) 115% of the outstanding principal amount of the Notes to be repurchased, plus accrued and unpaid interest on such Notes; and (B) the sum of (i) 115% of the product of (a) the applicable conversion rate; (b) the total then outstanding principal amount (expressed in thousands) of the Notes to be repurchased; and (c) the average of the five Daily VWAPs per share of the Company’s common stock during the five consecutive VWAP trading days ending on, and including, the VWAP trading day immediately preceding the effective date of such fundamental change; and (ii) accrued and unpaid interest on such Notes.

The Notes will be secured by a first-priority lien, subject only to certain permitted liens, on substantially all of the Company’s and its subsidiaries’ (other than certain foreign subsidiaries) tangible and intangible assets, whether now owned or hereafter acquired (other than certain excluded property).

The Notes will be the Company’s senior secured obligations, will rank pari passu with any Subsequently Purchased Notes, senior in right of payment to all of the Company’s indebtedness that is expressly subordinated to the Notes in right of payment, effectively senior to all of the Company’s unsecured indebtedness to the extent of the collateral securing the Notes, effectively junior to all of the Company’s indebtedness secured by permitted liens, to the extent of the value of the assets subject to such permitted liens and to the extent such permitted liens have lien priority by contract or law and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries that are not party to the security documents. The Notes include customary covenants, including certain minimum liquidity requirements, certain cash spending restrictions, and requirements related to the accessibility of an ATM Sales Program or equity line of credit. The Notes also set forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company and its subsidiaries after which the Notes become automatically due and payable. The following events are considered “events of default” under the Notes:

•
a default in the payment when due of any partial redemption payment (as defined in the Notes) (or applicable portion thereof), principal amount, maturity principal amount (as defined in the Notes), fundamental change repurchase price (as defined in the Notes), or the retirement fee (as defined in the Notes);

•	a default in the Company’s obligation to issue shares of its common stock within three trading days of the applicable conversion settlement date;

•
a default in the Company’s obligation to timely deliver a notice of a fundamental change or a compliance certificate (as defined in the Notes), and such default continues for three business days, or the delivery of a materially false or inaccurate notice of a fundamental change, conversion notice, a compliance certificate, restricted cash request (as defined in the Notes) or notice of the Company’s intent to exercise an optional redemption;

•
a default in the Company’s obligation to timely deliver a notice of an event of default or the delivery of a materially false or inaccurate certification as to whether an event of default has occurred or whether the conditions pertaining to a forced conversion or optional redemption have been satisfied;

•
certain defaults in the performance of any of the Company’s obligations or agreements under the Notes or the other transaction documents related to the Notes, or a breach of any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) of any transaction document as of the date when made (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); provided, however, that if such default or breach can be cured, then such default or breach will not be an event of default unless the Company has failed to cure such default within 20 days after its occurrence;

•
any provision of any transaction document related to the Notes at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof is contested, directly or indirectly, by the Company or any of its subsidiaries, or a proceeding is commenced by us or any of our subsidiaries or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof;

•	the Company fails to comply with certain specified covenants;

•
the suspension from trading or failure of the Company’s common stock to be trading or listed on the Company’s primary eligible exchange (as defined in the Notes) (measured in terms of trading volume for the Company’s common stock) on which the Company’s common stock is traded for a period of five consecutive trading days;

•
(i) the Company’s failure or the failure of any of the Company’s subsidiaries to pay when due or within any applicable grace period any of the Company’s or such subsidiary’s indebtedness having an individual principal amount in excess of at least $250,000 (or its foreign currency equivalent) in the aggregate; or (ii) the occurrence of any breach or default under any terms or provisions of any of the Company’s or any of the Company’s subsidiaries’ other indebtedness of at least $250,000 (or its foreign currency equivalent) in the aggregate, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such indebtedness, to cause, indebtedness having an individual principal amount in excess of $250,000 to become or be declared due prior to its stated maturity;

•
one or more final judgments, orders or awards (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of at least $250,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance pursuant to which the insurer has been notified and has not denied coverage), is rendered against the Company or the Company’s subsidiaries and remains unsatisfied and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 15 consecutive trading days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

•
the Company fails to timely file its quarterly reports on Form 10-Q or its annual reports on Form 10-K with the SEC in the manner and within the time periods required by the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”) (it being understood that such time periods include any permitted filing deadline extension under Rule 12b-25 under the Exchange Act), or (B) the Company withdraws or restates (solely with respect to a “Big R” Restatement and not a “little r” restatement) any such quarterly report or annual report previously filed with the SEC or (C) the Company at any time ceases to satisfy the eligibility requirements set forth under Section I.A of the General Instructions to Form S-3;

•
any security document related to the Notes shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms of the Notes or thereof, first priority lien on the collateral securing the Notes, in each case, in favor of the collateral agent in accordance with the terms thereof, or any material provision of any such security document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof;

•
(A) any material damage to, or loss, theft or destruction of, any material portion of the collateral securing the Notes (provided that any damage, loss, theft or destruction of such collateral that reduces the value of such collateral by $500,000 or more shall be deemed to be material), whether or not insured, or (B) any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any subsidiary of the Company, if in each case ((A) and (B)) any such event or circumstance could reasonably be expected to have a material adverse effect (as defined in the Purchase Agreement);

•	with respect to the Registered Notes, at any time any shares of the Company’s common stock issuable pursuant to the Notes are not freely tradable (as defined in the Notes);

•	certain events of bankruptcy, insolvency or reorganization of the Company or any of the Company’s significant subsidiaries; or

•
with respect to the Private Placement Notes, the Company fails to remove any restrictive legend on any certificate or any shares of the Company’s common stock issued to the holder pursuant to any Securities (as defined in the Purchase Agreement) acquired by the holder under the Purchase Agreement (including the Private Placement Notes) as and when required by such Securities or the Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws  and such failure continues for more than five trading days.

A copy of the form of Note is included in this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the terms of the Note in this report is qualified in its entirety by reference to Exhibit 4.1.

Warrants

Each Warrant will be exercisable for one share of the Company’s common stock with an exercise price of $3.1855 per share and will expire on the fifth anniversary of the date of issuance. Each Warrant is immediately exercisable upon issuance, provided that the holder will be prohibited, subject to certain exceptions, from exercising the Warrant for shares of the Company’s common stock to the extent that immediately after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% of the total number of shares of the Company’s common stock then issued and outstanding, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to us subject to the terms of the Warrants.

A copy of the form of Warrant is included in this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference. The foregoing description of the terms of the Warrant in this report is qualified in its entirety by reference to Exhibit 4.2.

Item 2.02.	Results of Operations and Financial Condition.

On October 11, 2023, the Company issued a press release announcing certain preliminary performance results for the third quarter of 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 relating to the Notes is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 9, 2023, the Company committed to a corporate reorganization plan, including a reduction in force (the “Reduction”) intended to decrease expenses and maintain a streamlined organization to support key clinical programs that are expected to drive long-term growth. As part of the Reduction, the Company expects to reduce its overall headcount by approximately 66 employees, which represents 17% of its full-time employees. Along with other planned cost-saving measures, including reducing facility costs and discretionary spending unrelated to headcount and combined with the cost savings from the reduction in force the Company initiated in May 2023, the Reduction is expected to provide annual savings of non-GAAP total expenses, excluding stock-based compensation, of approximately $33.0 million starting in 2024. This is comprised of an expected reduction on an annualized basis starting in 2024 in non-GAAP operating expenses of approximately $31.6 million, excluding savings in stock-based compensation, and an expected reduction in cost of goods sold of approximately $1.4 million. The Company expects to incur non-recurring charges of approximately $0.8 million to $1.0 million related to the Reduction, consisting primarily of cash severance payments, employee benefits and related costs. Of the total charges, substantially all charges are expected to be future cash expenditures. The Company expects the Reduction will be substantially completed by the end of the fourth quarter of 2023.

The estimates of the charges that the Company expects to incur in connection with the Reduction, and the timing thereof, are subject to a number of assumptions and actual amounts may differ materially from estimates. In addition, the Company may incur other charges or cash expenditures not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Reduction.

Non-GAAP Financial Measure

We refer to non-GAAP total expenses and non-GAAP operating expenses in this report but we do not provide guidance for the most directly comparable GAAP measures, total expenses and operating expenses, and similarly we cannot provide a reconciliation between our most directly comparable GAAP measures, total expenses and operating expenses without unreasonable effort due to the unavailability of reliable estimates for certain components including stock-based compensation, which are not within our control and may vary greatly between periods and could significantly impact our financial results calculated in accordance with GAAP.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 relating to the Private Placement Notes and the shares of common stock underlying the Private Placement Notes is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.  The Private Placement Notes and the shares of common stock underlying the Private Placement Notes were issued in reliance upon Rule 506 of Regulation D promulgated under the Securities Act, as a transaction not requiring registration under the Securities Act and was made without general solicitation or advertising.  Pursuant to the Purchase Agreement, the Purchaser represented that it is an accredited investor and that it is acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of such securities in violation of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 11, 2023, the Company issued a press release announcing the pricing of the Offering and the Private Placement. A copy of the press release is attached hereto as Exhibit 99.2.

As of June 30, 2023, the Company had $77.1 million in cash, cash equivalents and short-term investments. Based on the Company’s current business plans, the Company believes that the net proceeds from the Offering and Private Placement, together with its existing cash, cash equivalents and short-term investments, will be sufficient to fund its operating expenses and capital expenditure requirements through at least 2024. However, this estimate assumes the inclusion of $35.0 million that the Company is required to hold as restricted cash in an account control agreement under the terms of the Purchase Agreement, which the Company is only able to access upon meeting certain funding conditions as described in the Purchase Agreement and the Notes, including (1) having an average daily dollar trading volume of its common stock of at least $3,500,000 during the ten trading days prior to each of the date on which a Restricted Cash Request (as defined in the Notes) is delivered and the Restricted Cash Release Date (as defined in the Notes) to which such Restricted Cash Request relates and (2) certain indebtedness, as provided in the Notes, being less than 25% of the Company’s daily market capitalization as calculated on each trading day during the 20 consecutive trading day period ending on the trading day immediately prior to the Restricted Cash Release Date.  The Company expects these funding conditions may be difficult to achieve, and there is no assurance that the Company will be able to meet these funding conditions and access such restricted cash.  Excluding this amount of restricted cash, the Company expects that the net proceeds from the Offering and Private Placement, together with its existing cash, cash equivalents and short-term investments will only be sufficient to fund its operating expenses and capital expenditure requirements through at least into the third quarter of 2024.

In either situation described above, the net proceeds from the Offering and Private Placement, together with the Company’s existing cash and cash equivalents and available-for-sale securities, will not be sufficient for the Company to achieve cash-flow break even and the Company expects to need to seek additional capital based on favorable market conditions or strategic considerations alternatives in the future.  The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects, requiring the Company to seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations.

The information in this Item 7.01 and the related exhibit are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Words such as “believe,” “can,” “could,” “may” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances and the negatives thereof) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the preliminary measures of our financial performance for the third quarter of 2023, statements regarding the anticipated cash runway including and excluding the amounts held as restricted cash, statements regarding the anticipated charges and cost savings in connection with the Reduction, the timing and process for completion of the Reduction and the Company’s ability to decrease expenses, maintain a streamlined organization to support key clinical programs, and drive long-term growth, the ability to close the Offering, Private Placement and any Subsequent Private Placement, expected net proceeds, and timing for the closing of the Offering, Private Placement and any Subsequent Private Placement.

Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: adjustments to these preliminary measures of financial performance resulting from, among other things, the completion of our end-of-period review and reporting processes; the Company’s ability to meet the funding conditions to gain access to the minimum cash amount held as restricted cash in an account control agreement under the terms of the Purchase Agreement and the Notes, the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing Ukraine-Russia conflict, related sanctions and any global pandemics, on our business and the global economy; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications and expand the markets for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to obtain sufficient financing to fund our strategic plans and commercialization efforts; and including the risks and uncertainties described in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2022 and in other filings subsequently made by us with the SEC. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We are under no duty to update any of these forward-looking statements after the date they are made to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date the statements are made. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements contained in this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1*	Form of Note, representing the Company’s Senior Secured Convertible Notes due 2025
4.2*	Form of Warrant to Purchase Common Stock
5.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP
10.1*	Securities Purchase Agreement, dated October 11, 2023, by and among the Company and the Purchaser named therein
23.1	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1)
99.1	Preliminary Q3 2023 Results Press Release dated October 11, 2023
99.2	Pricing Press Release dated October 11, 2023
104	Inline XBRL for the cover page of this Current Report on Form 8-K
* Certain schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of all omitted schedules to the SEC upon its request. Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the Exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: October 11, 2023	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)